Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in this Registration Statement of Volumetric Fund, Inc., on Form N-1A of our report dated February 12, 2007, on our audits of the financial statements and financial highlights of Volumetric Fund, Inc., as of December 31, 2006, and for the year ended December 31, 2006, which report is incorporated by reference into this Registration Statement. We also consent to the reference to our firm under the heading 'Financial Statements' appearing in the Statement of Additional Information, which is part of this Registration Statement.

Houston, Texas
March 29, 2007